UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 29, 2010


                       NORTH AMERICAN GOLD & MINERALS FUND
             (Exact name of registrant as specified in its charter)

          Nevada                     333-141426                      N/A
(State or other jurisdiction       (Commission File             (IRS Employer
      of incorporation)                Number)               Identification No.)

848 N. Rainbow Blvd., # 3003, Las Vegas, NV                        89107
 (Address of principal executive offices)                        (Zip Code)

                                 (702) 635-8146
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Simultaneously with the closing under the RENS Share Exchange Agreement, we issued an aggregate of 314,286 (three hundred fourteen thousand two hundred eighty six) restricted shares of Common Stock of the Company. The securities were issued to one (1) non-U.S. person (as that term as defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Simultaneously with the closing under the RENS Share Exchange Agreement, we issued an aggregate of 571,428 (five hundred seventy one thousand four hundred twenty eight) restricted shares of Common Stock of the Company. The securities were issued to two (2) U.S. persons, as that term is defined in Regulation S of the Securities Act of 1933, relying on Section 4(2) of the Securities Act and/or Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

ITEM 8.01 OTHER EVENTS

On November 29, 2010, we entered into a Share Exchange Agreement (the "RENS Share Exchange Agreement") with the holders of 31,000,000 (Thirty one million) restricted shares of Common Stock of ASPA Gold Corp. ("ASPA Gold"), formerly known as Renaissance BioEnergy Inc., (OTC BB Ticker Symbol: "RENS") pursuant to which we acquired these shares in exchange for 885,714 (Eight hundred eighty five thousand seven hundred fourteen) newly issued restricted shares of our Common Stock. ASPA Gold Corp.'s assets include a 62.5% undivided interest in the 22 unpatented placer mining claims and a 100% interest in 15 lode mining claims included in the Oatman Gold Project. ASPA Gold Corp is positioned to become a far more substantial Gold & Exploration Company in the coming months.

On November 29, 2010 we entered into an agreement with ASPA Gold Corp. We agreed that, during the period from the date hereof until November 24, 2012 (the "Restricted Period"), we will not sell, alienate, pledge, assign, transfer, convey or in any way encumber any of the 31,000,000 (Thirty one million) restricted shares of ASPA Gold Corp. Common Stock. For a period of 2 (Two) years following the end of the Restricted Period, we will not sell, alienate, pledge, assign, transfer, convey or in any way encumber more than 2,000,000 (Two million) shares of the restricted shares of ASPA Gold Corp. Common Stock during any consecutive period of 90 (ninety) days.

In our agreements with ASPA Gold Corp. we agreed that, during the period from the date hereof until November 24, 2012 (the "Restricted Period"), we will not sell, alienate, pledge, assign, transfer, convey or in any way encumber any of the 84,000,000 (Eighty four million) restricted shares of ASPA Gold Corp. Common Stock held by ourselves. For a period of 2 (Two) years following the end of the Restricted Period, we will not sell, alienate, pledge, assign, transfer, convey or in any way encumber more than 2,000,000 (Two million) shares of the restricted shares of ASPA Gold Corp. Common Stock during any consecutive period of 90 (ninety) days.

We hold a total amount of 84,000,000 (Eighty four million) shares of ASPA Gold Corp. Common Stock representing 24.49% of the outstanding shares of Common Stock of ASPA Gold Corp. as at November 30, 2010. A Schedule 13D in respect in our stockholding in ASPA Gold Corp. will be filed in due course.

ITEM 9.01 EXHIBITS

99.1 Share Exchange Agreement dated November 29, 2010 among North American Gold & Minerals Fund, Backyard Stuff, Inc., Wind Power Energy International, LLC and Golden Fusion Investment Limited

99.2 ASPA Gold Corp. Shareholder Agreement dated November 29, 2010 executed by North American Gold & Minerals Fund

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN GOLD & MINERALS FUND


/s/ Ronald Yadin Lowenthal
-----------------------------------
Ronald Yadin Lowenthal
President and Director

December 7, 2010


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